SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

      [ X ]  Filed by the registrant
      [   ]  Filed by a party other than the registrant

         Check the appropriate box:
      [   ]  Preliminary Proxy Statement     [   ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

      [ X ]  Definitive Proxy Statement
      [   ]  Definitive Additional Materials
      [   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          Shaman Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
-------------------------------------------------------------------------------
      [ X ]  No fee required.
      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.
   Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(1)   Aggregate number of securities to which transactions applies:
--------------------------------------------------------------------------------
(2) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(3)   Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(4)   Total fee paid:
--------------------------------------------------------------------------------
      [   ]  Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
      [   ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid:
-------------------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3)   Filing Party:
--------------------------------------------------------------------------------
(4)   Date Filed:
--------------------------------------------------------------------------------

[SHAMAN LOGO]


                          SHAMAN PHARMACEUTICALS, INC.
                              213 EAST GRAND AVENUE
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Shaman Pharmaceuticals, Inc. (the "Company"), which will be held at 9:00 A.M. Pacific Time on Friday, July 14, 2000 at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California 94080.

      At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

(i) To elect two Class I directors to serve on the Board of Directors for two years or until their successors are duly elected and qualified pursuant to the classified board provisions of the Company's Amended and Restated Certificate of Incorporation. In addition, in accordance with
       Section 2115 of the California General Corporation Law, the Company is permitting the stockholders of the Company to vote to elect all five directors of the Company to serve until the next annual meeting or until their respective successors are elected and qualified. Accordingly, there will be two separate votes regarding the election of directors;

(ii) To ratify the appointment of BDO Seidman LLP as the Company's independent auditors for the year ending December 31, 2000; and

(iii) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as soon as possible. If you attend the Annual Meeting and vote by ballot, your proxy will be automatically revoked and only your vote at the Annual Meeting will be counted. Please note that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain from the recordholder a proxy issued in your name. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

      After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote in favor of each such proposal.

      We look forward to seeing you at the Annual Meeting.

                                       Sincerely,

                                       /s/ Lisa A. Conte

                                       Lisa A. Conte
                                       President, Chief Executive Officer,
                                       Chief Financial Officer and Director


South San Francisco, California
June 6, 2000

                          SHAMAN PHARMACEUTICALS, INC.
              -----------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 14, 2000
              -----------------------------------------------------

TO THE STOCKHOLDERS OF SHAMAN PHARMACEUTICALS, INC.:

      NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders ("Annual Meeting") of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at 9:00 A.M. Pacific Time on Friday, July 14, 2000 at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California 94080, for the following purposes:

(1) To elect two Class I directors to serve on the Board of Directors for two years or until their successors are duly elected and qualified pursuant to the classified board provisions of the Company's Amended and Restated Certificate of Incorporation. In addition, in accordance with
       Section 2115 of the California General Corporation Law, the Company is permitting the stockholders of the Company to vote to elect all five directors of the Company to serve until the next annual meeting or until their respective successors are elected and qualified. Accordingly, there will be two separate votes regarding the election of directors;

(2) To ratify the appointment of BDO Seidman LLP as the Company's independent auditors for the year ending December 31, 2000; and

(3) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof is May 16, 2000. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices, 213 East Grand Avenue, South San Francisco, California 94080, for a period of 10 days prior to the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.



                                          Sincerely,

                                          /s/ Lisa  A. Conte

                                          Lisa A. Conte
                                          President, Chief Executive Officer,
                                          Chief Financial Officer and Director

South San Francisco, California
June 6, 2000

--------------------------------------------------------------------------------
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.
--------------------------------------------------------------------------------

                          SHAMAN PHARMACEUTICALS, INC.
                              213 East Grand Avenue
                      South San Francisco, California 94080
                  --------------------------------------------
                                 PROXY STATEMENT
                  --------------------------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 14, 2000


                      GENERAL INFORMATION FOR STOCKHOLDERS


      THE ENCLOSED PROXY ("PROXY") IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS (THE "BOARD") OF SHAMAN PHARMACEUTICALS, INC., A DELAWARE CORPORATION (THE "COMPANY"), FOR USE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT 9:00 A.M. PACIFIC TIME ON FRIDAY, JULY 14, 2000, AT THE EMBASSY SUITES, 250 GATEWAY BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA 94080, AND AT ANY ADJOURNMENT THEREOF.

      This Proxy Statement and the accompanying form of Proxy are to be first mailed to the stockholders entitled to vote at the Annual Meeting on or about June 6, 2000.


RECORD DATE AND VOTING

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. All stockholders of record at the close of business on May 16, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on such date, there were 75,981,759 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), outstanding and entitled to vote, held by approximately 1,100 stockholders of record. In addition, there were 29,495 shares of the Company's Series C Preferred Stock outstanding and entitled to vote and held by 11 stockholders. Each holder of Common Stock as of the Record Date is entitled to one vote for each share of Common Stock then held by such stockholder. Each holder of Series C Preferred Stock as of the Record Date is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are then convertible.

      As discussed below, in connection with the election of directors of the Company pursuant to Proposal I, Stockholders will be permitted to exercise cumulative voting. All other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such matters. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no contrary instructions are given, the shares will be voted equally for the election of all directors (unless the authority to vote on the election of any such director is withheld) and in favor of the approval of all proposals described in the accompanying Notice of Annual Meeting and in this Proxy Statement. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

      Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 213 East Grand Avenue, South San Francisco, California 94080 or by telephone at

(650) 952-7070. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by June 29, 2000.


REVOCABILITY OF PROXIES

      Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to its exercise by filing with the Secretary of the Company at its principal executive offices at 213 East Grand Avenue, South San Francisco, California 94080, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.


SOLICITATION

      The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. To assure that a quorum will be present in person or by proxy at the Special Meeting, it may be necessary for certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. The Company will not compensate such individuals for any such services. The Company does not presently intend to solicit proxies other than by mail.


                                    IMPORTANT

      PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PREPAID, RETURN ENVELOPE AS SOON AS POSSIBLE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS


      The number of Directors on the Board is fixed at five (5). With respect to the election of directors, the Board has divided the nominees into two slates, one for election in accordance with the Delaware General Corporation Law ("Delaware Law") and the Company's Amended and Restated Certificate of Incorporation and the other for election in accordance with the California General Corporation Law ("California Law"). All holders of record of Common Stock and Series C Preferred Stock at the close of business on the Record Date will be entitled to vote on each slate with the number of votes per share held as described below.

      In connection with the vote on the first slate (the "First Slate"), stockholders of record as of the Record Date will be entitled to vote, under Delaware Law, for two directors who will hold office until the 2002 annual meeting of stockholders. Further, in connection with the First Slate, each holder of Common Stock is entitled to one vote for each share Common Stock held and each holder of Series C Preferred Stock will be entitled to one vote for each whole share of Common Stock issuable upon conversion of each share of Series C Preferred Stock held.

      In connection with the vote on the second slate (the "Second Slate"), stockholders of record as of the Record Date will be entitled to vote, under California Law, for all five nominees who will hold office until the 2001 annual meeting of stockholders. Further, in connection with the Second Slate, cumulative voting may be used for the election of each director under California Law. Under cumulative voting, each stockholder may cast for a single candidate, or distribute among the candidates as such stockholder chooses, a number of votes equal to the number of candidates (five (5) at this meeting) multiplied by the number of shares held by such stockholder. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No stockholder shall be entitled to cumulate votes unless the stockholder has given notice at the Annual Meeting, prior to the voting, of the stockholder's intention to cumulate the stockholder's vote. If any one stockholder gives such notice, all stockholders may cumulate their votes for candidates in nomination, except to the extent that a stockholder withholds votes from the nominees, the proxy holders named in the accompanying form of Proxy, in their sole discretion, will vote such Proxy for, and, if necessary, exercise cumulative voting rights to secure, the election of the nominees listed below, under the Second Slate, as directors of the Company.

      The Slates are as follows:

FIRST SLATE: NOMINEES FOR A TWO-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING.


Name of Nominees           Position(s) with the Company        Age         Director Since
----------------           ----------------------------        ---         --------------

Lisa A. Conte              Director, President, Chief          41               1989
                           Executive Officer and
                           Chief Financial Officer

Nezam Tooloee              Nominee                             41               n.a.



SECOND SLATE: NOMINEES FOR A ONE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING.


Name of Nominees           Position(s) with the Company        Age         Director Since
----------------           ----------------------------        ---         --------------

Lisa A. Conte              Director, President, Chief           41              1989
                           Executive Officer and
                           Chief Financial Officer

Nezam Tooloee              Nominee                              41              n.a.

G. Kirk Raab               Chairman of the Board                64              1992

M. David Titus             Director                             42              1990

Loren D. Israelsen         Director                             45              1999


      Should the elections yield different results, the Company plans to seek guidance from a court of law regarding which state's law the Company must apply in its corporation governance matters. To the extent both the First Slate and Second Slate are elected, the Company's Board of Directors shall consist of those members set forth in the Second Slate.


INFORMATION WITH RESPECT TO NOMINEES

      LISA A. CONTE founded the Company in May 1989 and currently serves as the Company's President, Chief Executive Officer, Chief Financial Officer and a director. From 1987 to 1989, Ms. Conte was Vice President at Technology Funding, Inc., a venture capital firm, where she was responsible for the analysis and management of healthcare industry investments. From 1985 to 1987, she conducted risk and strategy audits for venture capital portfolio companies at Strategic Decisions Group, a management consulting firm. Ms. Conte received an A.B. in Biochemistry from Dartmouth College, an M.S. in Physiology/Pharmacology from the University of California, San Diego and an M.B.A. from The Amos Tuck School, Dartmouth College.

      NEZAM TOOLOEE is an entrepreneur with extensive experience in both strategy development and start-ups. Until 1989, Mr. Tooloee was a partner with Strategic Decisions Group, specializing in strategic management of technology-intensive businesses and advising entrepreneurial executives in a wide range of industries. Subsequently, Mr. Tooloee helped found two start-up companies, International Wireless Communications in 1990 and U.S. AirWaves in 1994, where he was the chief business development officer until 1996. From 1996 to 1998 he served as an advisor to MCI for its wireless strategies prior to joining ClearComm as the CEO of its U.S. business and a member of its board. Since 1998, he has worked with selected start-ups as a senior advisor. Mr. Tooloee also has ongoing relationships with SigmaOne Communications, eCommerce Networks, and Magic Bubble, among others. Mr. Tooloee holds degrees in mechanical engineering and management science from Stanford University.

      G. KIRK RAAB became a director of the Company in January 1992 and Chairman of the Board in September 1995. Mr. Raab was President, Chief Executive Officer and director of Genentech, Inc. ("Genentech") from February 1990 to July 1995 and President, Chief Operating Officer and director from February 1985 to January 1990. Before joining Genentech, Mr. Raab was associated with Abbott Laboratories, serving as President, Chief Operating Officer and director. Mr. Raab holds a B.A. in Political Science from Colgate University, where he currently serves as a trustee. Mr. Raab is also Chairman of the Board of Connectics, Inc. and Oxford GlycoSciences (UK) Ltd. and a director of Accumetrics, Inc, Applied Imaging Corp., Bridge Medical, Inc. and LXR Biotechnology, Inc.

      M. DAVID TITUS became a director of the Company in April 1990. Mr. Titus is currently a General Partner of Windward Ventures Management, L.P. ("Windward"), a venture capital firm, which he founded in November 1997. Prior to founding Windward, Mr. Titus was Managing Director of Windward Ventures, a venture capital consulting and investment firm, which he founded in 1993. From May 1986 to December 1992, he served in various capacities at Technology Funding, Inc., a venture capital firm, including Group Vice President, Technology Funding, Inc., and General Partner of Technology Funding Limited. Prior to joining Technology Funding, Inc. in May 1986, Mr. Titus was a founder and Senior Vice President of the Technology Division of Silicon Valley Bank. Mr. Titus earned a B.A. in Economics from the University of California, Santa Barbara. He is a director of several privately held companies.

      LOREN D. ISRAELSEN became a director of the Company in April 1999. Mr. Israelsen has been President of LDI Group, a consulting firm specializing in dietary supplement and phytomedicine issues, since 1997. From 1990 to 1997, Mr. Israelsen practiced law at a private firm. From 1981 to 1990, Mr. Israelsen served in various positions at Murdock International Corp., including President from 1989 to 1990, Vice President of Strategic Development from 1986 to 1989 and General Counsel from 1981 to 1986. Mr. Israelsen has served as General Counsel/Vice President to the American Herbal Products Association, Co-counsel to the European American Phytomedicine Coalition, industry liaison to FDA's expert advisory committee on Ephedra and advisor to the Natural Products Quality Assurance Alliance, the Office of Technology Assessment and the Office of Dietary Supplements. Since 1992, he has served as Executive Director of the Utah Natural Products Alliance, which was instrumental in developing and passing the Dietary Supplement Health and Education Act of 1994.

RECOMMENDATION OF THE BOARD OF DIRECTORS

FIRST SLATE: ELECTION OF DIRECTORS PURSUANT TO DELAWARE LAW AND COMPANY'S CHARTER DOCUMENTS

      The Company's Amended and Restated Certificate of Incorporation and Bylaws in accordance with Delaware law, provide that the Board shall be divided into two classes, designated as Class I and Class II, each serving a term of two years, with such terms staggered so that only one class of directors is elected at each annual meeting of stockholders. Directors are elected to serve for two years or until their successors shall have been duly elected and qualified or until their death, resignation or removal. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

      Two current members of the Board, Mr. Adrian D.P. Bellamy and Mr. Jeffrey Berg, will not stand for re-election at the Annual Meeting. Effective April 2000, Mr. Herbert McDade submitted his resignation as a director of the Company. As a result, under the Company's Certificate (and without giving effect to Section 2115 of California Law) the Board of Directors is presently composed of five members, two of whom are Class I directors (with a term expiring at this year's 2000 Annual Meeting and who must be re-elected or replaced for a term which will expire in two years time) and three of whom are Class II directors (with a term expiring at next year's 2001 annual meeting). The Board has selected Mr. Tooloee and Ms. Conte as nominees for the Class I director positions. Ms. Conte is currently a director of the Company.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of these Class I nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unable to serve.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE CLASS I NOMINEES


SECOND SLATE: ELECTION OF DIRECTORS PURSUANT TO CALIFORNIA LAW

      Under Section 2115 of the California Law ("Section 2115"), certain corporations not organized under California law which have significant contacts with California and which are not otherwise exempt from Section 2115 are subject to a number of key provisions of the California Law. Because the Company had significant contacts with California during the period specified in Section 2115, the Company believes that it is currently subject to Section 2115. Accordingly, the Company is complying with certain provisions of the California Law, including Section 301, regarding the election of directors. Section 301 does not permit the Company to have a classified Board. In connection with the "Second Slate," each stockholder will be voting to elect all three current Class II directors and the nominees for Class I directors to hold office until the next annual meeting of stockholders. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Four nominees, Ms. Conte and Messrs. Raab, Titus and Israelsen, are currently directors of the Company. The Board has selected Mr. Tooloee as a new nominee for the Board.

      Under Section 2115, stockholders are permitted to exercise cumulative voting rights. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. (However, no stockholder will be entitled to cumulate votes unless the candidate's name has been place in nomination prior to the voting in accordance with applicable law and the Company's Bylaws and Amended and Restated Certificate of Incorporation and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes). Unless the proxyholders are otherwise instructed, stockholders, by means of the accompany Proxy, will grant the proxyholders discretionary authority to cumulate votes.

      Pursuant to the Second Slate, the five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

      Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the elction of the five nominees enumerated above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.

                                  PROPOSAL TWO

                      RATIFICATION OF INDEPENDENT AUDITORS

      The Board has appointed the firm of BDO Seidman LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 2000, and is asking the stockholders to ratify this appointment.

      In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's outstanding voting shares, present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of BDO Seidman LLP.

      BDO Seidman LLP was elected as the Company's new independent accountants as of February 15, 2000 and audited the Company's financial statements for the year ended December 31, 1999. A representative of BDO Seidman LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

      Certain information about the Company's executive officers, as of May 16, 2000, is set forth below. Information concerning the Company's directors, including Lisa A. Conte, the Company's President, Chief Executive Officer and Chief Financial Officer is contained in "Proposal One - Election of Directors."


          NAME                   AGE                   POSITION
--------------------------       ---       ----------------------------------

Steven R. King, Ph.D .....       42        Senior Vice President, Ethnobotany
                                             and Conservation
Gerald M. Reaven, M.D ....       71        Senior Vice President, Research
Thomas F. White ..........       41        Senior Vice President, Commercial
                                           Strategy and Chief Sales and
                                             Marketing Officer
Thomas Carlson, M.D ......       43        Vice President, Medical Ethnobotany
John W.S. Chow, Ph.D .....       48        Vice President, Technical Operations


      STEVEN R. KING, PH.D. joined Shaman in March 1990. He currently serves as Senior Vice President, Ethnobotany and Conservation and is responsible for coordinating the Company's Scientific Strategy Team. From 1989 to 1990, Dr. King was the chief botanist for Latin America at Arlington, Virginia's Nature Conservancy. He worked in 1988 as Research Associate for the Committee on Managing Global Genetic Resources at the National Academy of Sciences, and was a Doctoral Fellow from 1983 to 1988 at The New York Botanical Garden's Institute of Economic Botany. Dr. King received a B.A. in Human Ecology from the College of the Atlantic and M.S. and Ph.D. degrees in Biology from City University of New York.

      GERALD M. REAVEN, M.D. joined Shaman as a consultant in February 1995 and became an employee in July 1995. He currently serves as Senior Vice President, Medical and Clinical Advisor. Dr. Reaven came to Shaman from the Stanford University School of Medicine where he served as a faculty member since 1960 and a Professor of Medicine since 1970. Over the last 20 years, Dr. Reaven served as head of the Division of Endocrinology and Metabolic Diseases, Division of Gerontology and director of the General Clinical
Research Center. Dr. Reaven also served as head of the Division of Endocrinology, Gerontology and Metabolism at Stanford University School of Medicine, and Director of the Geriatric Research, Education and Clinical Center, at the Palo Alto Veterans Affairs Medical Center. Dr. Reaven received his A.B., B.S. and M.D. from the University of Chicago.

      THOMAS F. WHITE joined Shaman in May 1999 as Senior Vice President, Commercial Strategy, and Chief Sales and Marketing Officer. Prior to joining Shaman, from April 1998 to May 1999, Mr. White served as Executive Vice President, General Manager Functional Food & Beverages at Weider Nutrition International. Prior to that, from June 1995 to March 1998, he was a Principal in the firm of White, Smith-White & Partners, a consumer products consulting firm, and from August 1993 to May 1995, he served as Director of Marketing for Pete's Brewing Company. Mr. White received his B.A. in Journalism from the University of Missouri, and his M.S. in Advertising from Northwestern University.

      THOMAS CARLSON, M.D. joined Shaman in October 1992. He currently serves Vice President, Medical Ethnobotany and is responsible for developing ethnobotancial field research and coordinating clinical studies. Dr. Carlson has conducted research with traditional healers in over 40 different ethnolinguistic groups in 15 different tropical countries. Prior to joining Shaman, from 1990 to 1992, Dr. Carlson practiced General Pediatrics at Kaiser Permanente in Santa Clara, California and worked at the Aravind Childrens and Eye Hospitals in Madurai, India on child malnutrition and blindness. From 1987 to 1990, Dr. Carlson completed his Internship and Residence in Pediatrics at Stanford University Medical Center. Dr. Carlson received his M.D. from Michigan State University and a B.S. and M.S. in Botany from the University of Michigan.

      JOHN W.S. CHOW, PH.D. joined Shaman in April 1998 as Vice President of Technical Operations. Prior to joining the Company, from December 1997 to April 1998, Dr. Chow served as Director, Product and Technology Evaluation at Bristol-Myers Squibb Company, where he performed technical due diligence toward the acquisition and licensing of various dosage forms and technologies and reviewed and approved new product specifications. Prior to holding this position, from July 1980 to December 1997, Dr. Chow held other positions, also with Bristol-Myers Squibb Company, where he was responsible for developing strategies for manufacturing consolidation, facilitating technology transfers of new and existing products, and directing technical operations of an international plant. Dr. Chow received a B.S. in Pharmacy from Washington State University, a Ph.D. in Pharmaceutical Chemistry from Ohio State University and an M.B.A. in Pharmaceutical/Chemical Studies from Fairleigh Dickinson University.


NUMBER OF DIRECTORS; RELATIONSHIPS

      The Company's Bylaws authorize the Board to fix the number of directors serving on the Board, provided that such number shall not be less than five nor more than nine. The number of directors is currently fixed at five.

      There are no family relationships among executive officers or directors of the Company.


BOARD MEETINGS AND COMMITTEES

      The Board held twelve meetings during the 1999 fiscal year and acted by written consent on one occasion. The Board has an Audit Committee and a Compensation Committee. All directors, except Messrs. Berg and Isrealsen who served on the Board of Directors throughout the 1999 fiscal year participated in or attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which they served and (ii) the total number of meetings held by all committees of the Board on which he or she served during the past fiscal year. Mr. Berg, whose term as a director expires at the Annual Meeting, did not stand for re-election in 2000.

      The Audit Committee is primarily responsible for annually recommending independent auditors for appointment by the Board, for reviewing the services performed by the Company's independent auditors and reviewing reports submitted by the independent auditors. The Audit Committee includes two directors, Messrs. Titus and Raab. The Audit Committee held no meetings during the 1999 fiscal year, however, the Audit Committee did review reports submitted by Company's independent auditors.

      The Compensation Committee, which is comprised of Messrs. McDade and Bellamy, reviews and approves the Company's general compensation policies and practices, sets compensation levels for the Company's executive officers and administers the Company's 1992 Stock Option Plan (the "1992 Plan") and the 1999 Series R Preferred Plan (the "1999 Plan"), and other employee benefits programs. During the 1999 fiscal year, the Compensation Committee held one meeting. Mr. McDade resigned as a director effective April 2000 and Mr. Bellamy, whose term as a director expires at the Annual Meeting, did not stand for re-election in 2000.


DIRECTOR COMPENSATION

      Each non-employee Board member receives an annual retainer fee of $10,000, provided the non-employee Board member attends at least 75% of the Board meetings. In addition, non-employee Board members are reimbursed for reasonable expenses incurred in connection with their attendance at such meetings. No Board members received such annual retainer fee in 1999. Directors who are employees of the Company do not receive any compensation for their service as directors.

       Under the revised Automatic Option Grant Program in effect under the 1992 Plan, a special one-time option grant was made on February 1, 2000 to each individual serving as a non-employee Board member at that time. The option allows each such non-employee Board member to purchase that number of shares of Common Stock equal to one half of one percent (0.5%) of the number of voting shares of the Company's capital stock outstanding at that time. Each individual who first joins the Board as a non-employee Board member will, upon his or her initial appointment or election to the Board, receive a special one-time option grant for that number of shares of Common Stock equal to one half of one percent (0.5%) of the number of voting shares of the Company's capital stock outstanding on February 1, 2000, provided such individual has not previously been in the Company's employ. Each automatic option grant has a maximum term of 10 years. Each automatic grant becomes exercisable for the option shares in a series of 48 successive equal monthly installments over the optionee's period of continued Board service, measured from the grant date. The option would, however, become immediately exercisable for all the option shares upon certain changes in control or ownership of the Company. The Company did not grant such options to the directors, as the Company had previously granted similar options to them under the 1999 Plan.

      Messrs. Bellamy, Berg, Israelsen, McDade and Titus each received, on December 14, 1999, an option grant for 5,736 shares of Series R Preferred Stock under the 1999 Plan adopted in September 1999 with an exercise price per share of $10.25, the fair market value per share of Series R Preferred Stock on that date. Mr. Raab received on December 14, 1999, an option grant for 11,472 shares of Series R Preferred Stock under the 1999 Plan with an exercise price per share of $10.25, the fair market value per share of Series R Preferred Stock on that date. Each share of Series R Preferred Stock was automatically converted on February 1, 2000 into 31 shares of Common Stock, such that these options are currently exercisable in shares of Common Stock.

      Messrs. Titus and Isrealsen each received, on April 18, 2000, an option grant for 100,000 shares of Common Stock under the 1999 Plan with an exercise price per share of $0.25, the fair market value per share of Common Stock on that date. The option becomes exercisable in a series of six successive equal monthly installments commencing April 18, 2000.

      In January 1999, the Company entered into a consulting agreement with Mr. Loren D. Israelsen, a director of the Company, pursuant to which he is to serve as an interim Chief Executive Officer of Shaman's Botanicals division. Under this agreement, Mr. Israelsen was paid a total of $30,000 for his service in January and February 1999. In addition, upon further funding of the Company, Mr. Israelsen is to be paid $10,000 in deferred consulting expenses and a project retainer to help close a corporate deal for Shaman's Botanicals division. Such retainer will be paid in three installments. Mr. Israelsen will also receive a success payment for each corporate partnership venture, which is a percentage of the up front fee received from a partner, which fee shall vary from three to five percent depending upon the timing of closing such partnership. In August 1999, the Company issued Mr. Israelsen 19,000 shares of Series R Preferred Stock at $15.00 per share in exchange for consulting services provided in 1999.

      In August 1999, the Company entered into a consulting agreement with Mr. Nezam Tooloee. Pursuant to this agreement, Mr. Tooloee was engaged to provide consulting services for the Company with respect to the conduct of its business affairs as needed through August 30, 2000. Under this agreement, the Company shall pay to Mr. Tooloee a total consulting fee of $52,750 upon submission of invoice(s) by Mr. Tooloee, but not later than August 30, 2000.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      As members of the Compensation Committee of the Board, it is our duty to exercise the power and authority of the Board of Directors with respect to the compensation levels to be in effect for the Company's executive officers. As such, it is our responsibility to set the base salary of certain executive officers and to administer the 1992 Plan and the 1999 Plan under which grants may be made to such officers and other key employees.

      For 1999, we established the compensation payable to Lisa A. Conte, President, Chief Executive Officer and Chief Financial Officer, the Company's highest-paid executive officer, and the Company's four other most highly-paid executive officers. Ms. Conte reported to us the performance evaluations of each executive officer, including herself, and the factors to be considered in setting their compensation. We endorse those factors and include them as part of our report.

      GENERAL COMPENSATION POLICY. Under our supervision, the Company has developed a compensation policy that is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to corporate milestones. It is our objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of the Company as measured by personal performance. Accordingly, each executive officer's compensation package is normally comprised of three elements: (i) base salary, which reflects individual performance and is commensurate with salaries for comparable positions in the peer group companies given the level of seniority and skills possessed by such officer, (ii) long-term, stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the Company's stockholders and which may be tied to the Company's achievement of certain pre-established goals, and (iii) bonus incentive plan, which tie to individual and Company performance.

      GUIDELINES. Because the Company is in the pre-product commercialization stage for the first half of 1999, the use of traditional performance standards (such as profitability and return on equity) is not appropriate in evaluating the performance of its executive officers. In particular, the unique nature of our industry, the relatively short period of time during which the Company's stock has been publicly traded, the performance of the stock during this period, and the absence of product revenues have made it impossible to tie performance objectives to standard financial considerations. The primary guidelines which we used in establishing the components of each executive officer's compensation package are summarized below. However, we may in our discretion apply entirely different guidelines, particularly different measures of performance, in setting executive compensation for future fiscal years. The executive officers have not received a salary increase since February 1998.

      BASE SALARY. Base compensation is initially established through negotiation between the Company and the executive at the time the executive is hired, and it is subject to periodic review or reconsideration, usually on an annual basis. When establishing or reviewing the level of base compensation for each executive officer, we consider numerous factors, including the qualifications of the executive and his or her level of relevant experience, strategic goals for which the executive has responsibility, specific accomplishments of the executive during the last fiscal year and the compensation levels in effect at companies in the Company's industry which compete with the Company for business and executive talent.

      INCENTIVE COMPENSATION. The Committee did not award any special cash bonuses to the executive officers for the 1999 fiscal year.

      STOCK-BASED INCENTIVE COMPENSATION. In addition to establishing and reviewing the base salary levels in effect for the executive officers, we also have discretionary authority to award equity incentives in the form of stock option grants to the executive officers as a way to more closely align the interests of management with those of the Company's stockholders and to reward officers for achieving certain defined personal and corporate performance targets. Factors which we consider in determining whether to grant options and the number of shares underlying each such grant include the executive's position in the Company, his or her performance and responsibilities, the extent to which he or she already holds an equity interest in the Company. We have also established general guidelines for maintaining the unvested option holdings of each executive officer at a targeted level based upon his or her position with the Company, and option grants are periodically made to maintain the targeted levels. These factors, however, are used only as guidelines, and the relative weight given to each factor varies from individual to individual, as we deem appropriate under the circumstances.

      For 1999, we approved total stock option grants under the 1999 Plan for 255,813 shares of Series R Preferred Stock. Upon granting shares under the 1999 Plan in December 1999, all employees surrendered their existing option grants under the 1992 Plan, including all executive officers. All executive officers of the Company received option grants in fiscal 1999. Each grant allows the executive officer to acquire shares of the Company's Series R Preferred Stock at $10.25 price per share (the market price on the grant date) over a specified period of time (up to 10 years). The options vest in monthly installments over three year periods, contingent upon the executive officer's continued employment with the Company. In all cases, the options will provide a return to the executive officer only if he or she remains with the Company and then only if the market price of the underlying shares appreciates over the option term. Each share of Series R Preferred Stock was automatically converted on February 1, 2000 into 31 shares of Common Stock, such that these options are currently exercisable in shares of Common Stock at an exercise price of $0.3396 per share.

      CEO COMPENSATION. The annual base salary of Lisa A. Conte, the Company's President, Chief Executive Officer and Chief Financial Officer, was set at $287,700 for the 1999 fiscal year, as compared to $311,537 for the 1998 fiscal year. This amount includes $58,489 and $2,366 attributable to childcare costs and family travel, respectively.

      DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION. As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will be in effect for each fiscal year of the Company beginning after December 31, 1993 and will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The 1992 Plan and the 1999 Plan have been structured so that any compensation deemed paid in connection with the exercise of stock options granted under these Plans with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation.

      We do not expect that the compensation to be paid to the Company's executive officers for the 2000 fiscal year will exceed the $1 million limit per officer. Accordingly, we have decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. We will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                       Compensation Committee

                                          Herbert H. McDade, Jr.
                                          Adrian D.P. Bellamy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the 1999 fiscal year, Messrs. McDade and Bellamy served as members of the Compensation Committee of the Board of Directors. No member of the Compensation Committee was, at any time during the 1999 fiscal year or at any earlier time, an officer or employee of the Company.

      No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation earned, for services rendered in all capacities to the Company, for each of the last three fiscal years by (i) the Company's Chief Executive Officer and (ii) the four other highest paid executive officers serving as such at the end of the 1999 fiscal year whose salary and bonus for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer who would otherwise have been included in such table on the basis of fiscal year 1999 salary and bonus resigned or terminated employment during the year.

                                                      SUMMARY COMPENSATION TABLE
====================================================================================================================================
                                                                                                 Long-Term
                                                          Annual Compensation                  Compensation
                                            ----------------------------------------------     -------------------------------------
                                                                                                   Awards
                                                                                               -------------------------------------
                                                                                                 Securities
                                                                           Other Annual          Underlying            All Other
 Name and Principal Position       Year     Salary($)(1)      Bonus($)     Compensation($)     Options/SARS (#)     Compensation($)
------------------------------     ----     -------------    ---------     ---------------     ----------------     ----------------

Lisa A. Conte                      1999       287,700(2)         --              --              2,489,331(3)
   President, Chief Executive      1998       311,537(4)      3,000(5)           --                  2,045 (6)             --
   Officer and Chief Financial     1997       312,901(7)     91,689(8)           --                    295 (6)             --
   Officer

Steven R. King, Ph.D.              1999       173,872            --              --                775,000(3)              --
   Senior Vice President,          1998       179,329         3,000(5)           --                    149(6)              --
   Ethnobotany and Conservation    1997       176,202        40,000(9)           --                     --                 --

Thomas F. White                    1999       134,650            --              --                533,417(3)              --
   Senior Vice President,          1998            --            --              --                     --                 --
   Commercial Strategy and         1997            --            --              --                     --                 --
   Chief Sales and Marketing
   Officer

John W.S. Chow, Ph.D.              1999       166,447            --              --                372,000(3)          77,712(10)
   Vice President,                 1998       113,807        10,000(11)          --                     65(6)          56,281(12)
   Technical Operations            1997            --            --              --                     --                 --

Thomas Carlson, M.D.               1999       157,467            --              --                527,000(3)              --
   Vice President,                 1998       157,800         3,000(5)           --                      3(6)              --
   Medical Ethnobotany             1997       150,651            --              --                     --                 --
====================================================================================================================================

(1)   Includes amounts deferred under the Company's Internal Revenue Code
      Section 401(k) Plan and the Company's Section 125 Plan.

(2) Includes $58,489 and $2,366 attributable to childcare costs and family travel, respectively.

(3) Represents shares of Common Stock granted under the 1999 Plan. Each share of the Series R Preferred Stock was automatically converted on February 1, 2000 into 31 shares of Common Stock, such that these options are currently exercisable in shares of Common Stock at an exercise price of $0.3396 per share.

(4) Includes $59,573 and $13,431 attributable to childcare costs and family travel, respectively.

(5) Represents bonus paid to all employees in 1998 for achievement of the Company's milestones in 1997.

(6) All previously granted Common Stock options were surrendered for cancellation upon issuance of shares under the 1999 Plan.

(7) Includes $61,214 and $27,287 attributable to childcare costs and family travel, respectively.

(8)   Includes $75,000 paid in 1998 for achievement of milestones in 1997.

(9)   Represents bonus paid in 1998 for achievement of milestones in 1997.

(10)  Represents indebtedness for which repayment was forgiven in 1999.

(11)  Represents sign-on bonus.

(12) Includes $53,000 as a housing subsidy and $3,281 for travel expenses in 1998.

      The following table contains information concerning the grant of stock options under the 1999 Plan to the Named Officers during the 1999 fiscal year. Except for the limited stock appreciation right described in footnote (2) below which formed part of the option grant made to each Named Officer, no stock appreciation rights were granted to such Named Officers during the 1999 fiscal year.


                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR

====================================================================================================================================

                                                                                                               Potential Realizable
                                                                                                             Value at Assumed Annual
                                                                                                              Rates of Stock Price
                                                                                                                   Appreciation
                             Individual Grants                                                                  For Option Term (1)
------------------------------------------------------------------------------------------------------------------------------------
                           Number of Securities        % of Total
                               Underlying            Options Granted        Exercise
                               Options/SAR            to employees           Price         Expiration          5%            10%
       Name                   Granted(#)(2)           in Fiscal Year      ($/Share)(3)         Date         12/31/99       12/31/99
---------------------     ---------------------      ----------------     ------------     -----------     ----------     ----------

Lisa A. Conte                2,489,331(4)                 31.39%             $0.3396        12/14/09        531,653        1,347,313

Steven R. King, Ph.D.          775,000(4)                  9.77%             $0.3396        12/14/09        165,519          419,457

Thomas F. White                533,417(5)                  6.73%             $0.3396        12/14/09        113,923          288,704

Thomas Carlson, M.D.           527,000(4)                  6.65%             $0.3396        12/14/09        122,553          285,231

John W.S. Chow, Ph.D.          372,000(5)                  4.69%             $0.3396        12/14/09         79,449          201,339

====================================================================================================================================

(1) Potential realizable value is based on assumption that the market price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. As of May 16, 2000, the exercise price of all options was higher than the trading price of the stock on that date.

(2) Represents shares of Common Stock granted under the 1999 Plan. Each share of Series R Preferred Stock was converted on February 1, 2000 into 31 shares of Common Stock, such that these options are currently exercisable in shares of Common Stock at an exercise price of $0.3396 per share. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. However, each of the options granted to the named executive officers will become immediately exercisable in full upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the successor entity. Each option includes a limited stock appreciation right which will result in the cancellation of that option, to the extent exercisable for vested shares, upon the successful completion of a hostile tender for securities possessing more than 50% of the combined voting power of the Company's outstanding voting securities. In return for the cancelled option, the optionee will receive a cash distribution per cancelled option share equal to the excess of (i) the highest price paid per share of the Company's Common Stock in such hostile tender offer over (ii) the exercise price payable per share under the cancelled option.

(3) The exercise price may be paid in cash or in shares of Common Stock (valued at fair market value on the exercise date) or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability.

(4) The option is immediately exercisable on December 14, 1999 for 41.66% of the optioned shares; 8.34% of the optioned shares vest in equal monthly installments upon the completion of each additional month of employment from December 14, 1999 through February 1, 2000; 25% of the optioned shares vest in equal monthly installments upon the completion of each additional month of employment service in year two, commencing February 1, 2000; and 25% vest in equal monthly installments upon the completion of each additional month of employment service in year three, commencing February 1, 2001.

(5) The option is immediately exercisable on December 14, 1999 for 20.83% of the optioned shares; 4.17% of the optioned shares vest in equal monthly installments upon the completion of each additional month of employment from December 14, 1999 through February 1, 2000; 37.5% of the optioned shares vest in equal monthly installments upon the completion of each additional month of employment service in year two, commencing February 1, 2000; and 37.5% vest in equal monthly installments upon the completion of each additional month of employment service in year three, commencing February 1, 2001.


OPTION EXERCISES AND HOLDINGS

      The following table provides information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year (as of December 31, 1999). No stock appreciation rights were exercised during such fiscal year and except for the limited stock appreciation right described in Footnote (2) to the Stock Option/SAR Grants Table which forms part of each outstanding stock option, no stock appreciation rights were outstanding at the end of that fiscal year.


                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                  AND FY-END OPTION VALUES

====================================================================================================================================

                                                                                                       Value of Unexercised In-the-
                                                                          No. of Securities              Money Options at FY-End
                                                 Value Realized         Underlying Unexercised        (Marke price of shares at FY-
                                               (Market price at         Options at FY-End(#)(1)       end less exercise price)($)(2)
                           Shares Acquired     exercise date less     ----------------------------    ------------------------------
        Name                on Exercise(#)     exercise price)($)     Exercisable    Unexercisable    Exercisable      Unexercisable
----------------------     ---------------     ------------------     -----------    -------------    ------------     -------------

Lisa A. Conte                    --                   --               1,037,198       1,452,133        $218,226          $305,529

Steven R. King, Ph.D.            --                   --                 322,927         452,073        $ 67,944          $ 95,116

Thomas F. White                  --                   --                  97,780         435,637        $ 20,573          $ 91,658

Thomas Carlson, M.D.             --                   --                 219,573         307,427        $ 46,198          $ 64,683

John W.S. Chow, Ph.D.            --                   --                  77,500         294,500        $ 16,306          $ 61,963

====================================================================================================================================

(1)Represents shares of Common Stock granted under the 1999 Plan. Each share of Series R Preferred Stock was automatically converted on February 1, 2000 into 31 shares of Common Stock, such that these options are currently exercisable in shares of Common Stock at an exercise price of $0.3396 per share.

(2)Based on the fair market value of the Company's Common Stock on December 31, 1999 of $0.55 per share, the last sale price for the Common Stock as quoted on the OTC Bulletin Board. As of May 16, 2000, these options had no value since the exercise price of all options was higher than trading price of the stock on that date.


EMPLOYMENT CONTRACTS, TERMINATION AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS

      On March 15, 1999, the Board of Directors approved a Change in Control provision concerning severance benefits for key executives. Pursuant to the provision, should their employment with the Company terminate within 12 months after a Change in Control, for any reason other than for cause, they will be entitled to receive in one lump sum payment the cash equivalent of 12 months of base salary plus any benefits to which they would otherwise be entitled. In connection with these severance benefits, the Company has agreed to pay the premiums for any COBRA coverage to which these individuals or their spouse or dependents are entitled under a Company sponsored medical plan after a Change in Control. In addition, in the event of a Change in Control, all of the options held by such key executives will automatically become fully vested and exercisable. Such executives' exercisable shares will be fixed at the termination of their employment and they will have a period of 90 days from their termination date to purchase such exercisable shares, as set forth in the stock option agreements applicable to their options.

      On March 30, 1998, the Company entered into a letter agreement with John W.S. Chow, Ph.D. pursuant to which he is to serve as Vice President, Technical Operations, commencing in May 1998. Pursuant to the letter agreement, Dr. Chow is to be paid an annual salary of $165,000 in addition to the sign-on bonus paid to him in the amount of $10,000 and he is to be reimbursed, in an amount not to exceed $25,000, for closing costs incurred in the sale of his former residence in New Jersey and the purchase of his new residence in the Bay Area. Dr. Chow will, however, be obligated to repay a prorated portion of both the sign-on bonus and the reimbursed closing costs should he resign from the Company within two years after his hire date. Dr. Chow was also granted an option for 50 shares of Common Stock on May 15, 1998 with an exercise price per share of $4,937.50, the fair market value per share of Common Stock on that date. The option will become exercisable in a series of monthly installments over the four year period measured from the grant date as follows: 10% of the option shares will become exercisable upon his completion of six months of employment measured from such grant date, an additional 30% of the option shares will become exercisable in a series of 18 successive equal monthly installments upon his completion of each additional month of employment over the next 18 months thereafter and the remaining 60% of the option shares will become exercisable in a series of 24 successive equal monthly installments upon his completion of each additional month of employment during the 3rd and 4th years of employment measured from the grant date. Dr. Chow was also granted an additional 15 shares of Common Stock on May 15, 1998 with an exercise price of $4,937.50, the fair market value per share of Common Stock on that date. The 15-share grant will become exercisable as follows: 8 shares upon Dr. Chow's completion of three years of employment measured from the grant date and the remaining 7 shares upon his completion of four years of employment measured from the grant date. Dr. Chow surrendered these options upon granting the Series R Preferred Stock option on December 14, 1999. The Company further agreed to pay Dr. Chow's reasonable moving expenses in an amount not to exceed $20,000 and to provide him with an apartment for up to four months at a rental not to exceed $2,500 per month. Should the Company terminate Dr. Chow's employment for any reason other than for cause prior to May 1, 2001, the Company will continue to pay Dr. Chow's base salary plus benefits on a monthly basis for up to six months or until Dr. Chow obtains near full-time employment or consulting of at least 80% of his time, whichever occurs sooner. The Company also extended a $300,000 loan to Dr. Chow in connection with his purchase of a new residence in the Bay Area. See "Certain Relationships and Related Transactions."

      None of the Company's other executive officers have employment agreements with the Company and their employment may be terminated at any time at the discretion of the Board of Directors. As administrator of the Plan, the Compensation Committee has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under the Plan upon a change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding voting securities or through a change in the majority of the Board as a result of one or more contested elections for Board membership.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On June 17, 1998, the Company loaned $300,000 to John W.S. Chow, Ph.D., the Vice President, Technical Operations, to reimburse him for a reasonable difference between the purchase price of his residence in the Bay Area and the cost of comparable housing in New Jersey, his former state of residence. The loan is evidenced by his promissory note of the same date which will become due and payable in a series of five successive equal annual installments, with the first such installment due on June 25, 1999. The note will bear interest at a variable per annum rate equal to the short-term applicable federal rate in effect under the federal tax laws for January of each calendar year the loan remains outstanding. Accordingly, the interest rate in effect for the period Dr. Chow's note was outstanding during the 1998 calendar year was 5.52%. Accrued and unpaid interest will become due and payable each year on the same date the principal installment for that year becomes payable. Each installment of principal and accrued interest will automatically be forgiven as that installment becomes due, provided Dr. Chow continues in the Company's employ. However, the entire unpaid balance of the note, together with all accrued and unpaid interest, will become immediately due and payable upon Dr. Chow's termination of employment with the Company prior to June 25, 2003, unless Dr. Chow's employment is involuntarily terminated by the Company other than for cause. In the event (i) the Company terminates Dr. Chow's employment for any reason other than for cause or (ii) Dr. Chow's employment terminates by reason of his death or disability, then the entire principal balance of the note plus accrued interest will be forgiven. The amount outstanding on Dr. Chow's note (including accrued interest) was approximately $260,006 as of December 31, 1999 and the highest amount outstanding on that note during the 1998 fiscal year was $308,729.

      See "Employment Contracts, Termination Agreements and Change of Control Agreements" and "Director Compensation" with respect to further transactions between the Company and its officers and directors.

      The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of directors, officers and other agents of the Company. Each of the current directors and certain officers and agents of the Company have entered into separate indemnification agreements with the Company.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of May 16, 2000 by (i) all persons who are beneficial owners of five percent or more of the Common Stock, (ii) each director, (iii) the Named Officers in the Summary Compensation Table above and (iv) all current directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock subject to options, warrants or convertible promissory notes currently exercisable or convertible or exercisable or convertible within 60 days of May 16, 2000 are deemed to be beneficially owned by the person holding such option, warrant or convertible promissory note for computing the percentage ownership of such person, but are not treated as outstanding for computing the percentage of any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based upon such information furnished by such owners, have sole investment power with respect to such shares, subject to community property laws where applicable.


                                                    Shares of Common Stock Owned
                                                ----------------------------------------
Name and Address of Beneficial Owner(1)              Number              Percent(2)
----------------------------------------        ---------------     --------------------
Vulcan Ventures, Inc. ..................          8,676,476(3)            10.68%
   110-110th Avenue NW,  Suite 550
   Bellevue, WA 98084

Madalyn T. Ciocca ......................          8,743,484(4)            10.92%
   157 West 78th Street, #6
   New York, NY 10024

Alcamin Anstalt ........................          7,087,077(5)             8.93%
   666 Fifth Avenue
   Suite 158
   New York, NY 10103-0001

ArtXChange .............................          5,256,667(6)             6.70%
   866 East Gwinn Place
   Seattle, WA 98102

Tradewinds Offshore Fund, Ltd.(7)(12)...          5,009,151(8)             6.40%
   c/o Tradewinds Financial Corporation
   591 Redwood Hwy, Ste 2355
   Mill Valley, CA 94941

Scott P. Peters(7) .....................          4,887,881(9)             6.27%
   c/o Tradewinds Financial Corporation
   591 Redwood Hwy, Ste 2355
   Mill Valley, CA 94941

John Lyddon ............................          4,823,151(10)            6.17%
   1750 Star Hill Road
   Woodside, CA 94062



                            SECURITY OWNERSHIP OF MANAGEMENT AND
                              CERTAIN BENEFICIAL OWNERS (Con't)

                                                             Shares of Common Stock Owned
                                                        ----------------------------------------
Name and Address of Beneficial Owner(1)                     Number              Percent(2)
------------------------------------------------        ---------------     --------------------

Tradewinds Debt Strategies Fund, L.P.(7)(12)....         4,664,521(11)            6.00%
   c/o Tradewinds Financial Corporation
   591 Redwood Hwy, Ste 2355
   Mill Valley, CA 94941

Robert W. Scannell(12) .........................         4,662,999(13)            5.98%
   c/o Tradewinds Financial Corporation
   591 Redwood Hwy, Ste 2355
   Mill Valley, CA 94941

Lipha S.A ......................................         4,135,099                5.44%
   37 rue Saint-Romain
   69379 Lyon cedex 08
   France

Lisa A. Conte ..................................         1,594,872(14)            2.10%

John W.S. Chow .................................           171,802(15)               *

Thomas Carlson, M.D ............................           330,795(16)               *

Steven R. King, Ph.D ...........................           483,729(17)               *

Gerald R. Reaven, M.D ..........................            36,119(18)               *

Tom White ......................................           219,783(19)               *

Adrian D.P. Bellamy ............................           256,122(20)               *

Jeffrey Berg ...................................           177,816(21)               *

Loren D. Israelsen .............................           277,817(22)               *

G. Kirk Raab ...................................           441,887(23)               *

M. David Titus .................................           322,991(24)               *

Nezam Tooloee ..................................           103,324                   *

Directors and officers as a group...............         4,417,057(25)            5.80%

----------------------
   *  Less than 1.0%

1) This table is based upon information supplied to us by executive officers, directors and stockholders owning greater than five percent, as set forth in filings required by the Securities and Exchange Commission or as otherwise provided. The address of each officer and director identified in this table is that of Shaman's executive offices, 213 East Grand Avenue, South San Francisco, CA 94080.

2) Percentage of beneficial ownership is calculated assuming 75,981,759 shares of Common Stock were outstanding as of May 16, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or convertible promissory notes currently exercisable or convertible or exercisable or convertible within 60 days May 16, 2000, are included in the number of shares outstanding for computing the percentage of the person holding such option, warrant or convertible promissory note but are not included in the number of shares outstanding for computing the percentage of any other person.

3) Includes 5,258,323 shares issuable upon exercise of outstanding warrants within 60 days of May 16, 2000. Does not include 20,000 shares of Series C Preferred Stock which is convertible to a certain number of shares of Common Stock, such number which shall be determined in accordance with Shaman's certificate of incorporation. The certificate of incorporation prohibits conversion of the Series C Preferred Stock to the extent such conversion would cause the holder's beneficial ownership of Common Stock to exceed 4.9% of the outstanding shares of Common Stock.

4) Includes 4,110,150 shares issuable upon exercise of outstanding warrants within 60 days of May 16, 2000.

5) Includes 3,356,207 shares issuable upon exercise of outstanding warrants within 60 days of May 16, 2000.

6) Includes 2,490,000 shares issuable upon exercise of outstanding warrants within 60 days of May 16, 2000.

7) Mr. Scott Peters is an affiliate of Tradewinds Offshore, Ltd. and Tradewinds Debt Strategies Fund, L.P. with voting and dispositive power over the shares of such entities. Therefore, Mr. Peters may be deemed the beneficial owner of such shares.

8) Includes 2,250,000 shares issuable upon exercise of outstanding warrants within 60 days of May 16, 2000.

9) Includes 1,590,000 shares issuable upon exercise of outstanding warrants within 60 days of May 16, 2000 and 900,321 shares held by Atlas Defined Contribution Plan, of which 420,000 shares are issuable upon exercise of outstanding warrants within 60 days of May 16, 2000. Mr. Peters is an affiliate of Atlas Defined Contribution Plan with voting and dispositive power over the shares of such entity. Therefore, Mr. Peters may be deemed the beneficial owner of such shares.

10) Includes 2,250,000 shares issuable upon exercise of outstanding warrants within 60 days of May 16, 2000.

11) Includes 1,800,000 shares issuable upon exercise of outstanding warrants within 60 days of May 16, 2000.

12) Mr. Robert Scannell is an affiliate of Tradewinds Offshore, Ltd. and Tradewinds Debt Strategies with voting and dispositive power over the shares of such entities. Therefore, Mr. Scannell may be deemed the beneficial owner of such shares.

13) Includes 900,000 shares issuable upon exercise of outstanding warrants within 60 days of May 16, 2000 and 2,464,007 shares held by Feehan Partners, LP, of which 1,140,000 shares are issuable upon exercise of outstanding warrants within 60 days of May 16, 2000. Mr. Scannell is an affiliate of Feehan Partners, LP with voting and dispositive power over the shares of such entity. Therefore, Mr. Scannell may be deemed the beneficial owner of such shares.

14) Includes 77,500 shares issuable upon exercise of outstanding warrants and 1,503,983 shares issuable upon exercise of options within 60 days of May 16, 2000.

15) Includes 20,677 shares issuable upon exercise of outstanding warrants and 151,125 shares issuable upon exercise of options within 60 days of May 16, 2000.

16) Includes 12,400 shares issuable upon exercise of outstanding warrants and 318,395 shares issuable upon exercise of options within 60 days of May 16, 2000.

17) Includes 15,500 shares issuable upon exercise of outstanding warrants and 468,229 shares issuable upon exercise of options within 60 days of May 16, 2000.

18) Includes 36,118 shares issuable upon exercise of options within 60 days of May 16, 2000.

19) Includes 216,682 shares issuable upon exercise of options within 60 days of May 16, 2000.

20) Includes 25,823 shares issuable upon exercise of outstanding warrants and 177,816 shares issuable upon exercise of options within 60 days of May 16, 2000.

21) Represents shares issuable upon exercise of options within 60 days of May 16, 2000.

22) Includes 277,816 shares issuable upon exercise of options within 60 days of May 16, 2000.

23) Includes 25,823 shares issuable upon exercise of outstanding warrants and 355,632 shares issuable upon exercise of options within 60 days of May 16, 2000. Does not include 1,500 shares of Series C Preferred Stock which is convertible to a certain number of shares of Common Stock, such number which shall be determined in accordance with Shaman's certificate of incorporation. The certificate of incorporation prohibits conversion of the Series C Preferred Stock to the extent such conversion would cause the holder's beneficial ownership of Common Stock to exceed 4.9% of the outstanding shares of Common Stock.

24) Includes 277,816 shares issuable upon exercise of options within 60 days of May 16, 2000.

25) Represents total shares held by directors and officers listed above. Includes 177,723 shares issuable upon exercise of outstanding warrants and 3,961,428 shares issuable upon exercise of options within 60 days of May 16, 2000.

STOCK PERFORMANCE GRAPH

     The graph below depicts the Company's stock price as an index assuming $100 invested on December 31, 1994, along with the composite prices of companies listed in the Chase H&Q Biotechnology Index, Nasdaq Total U.S. Stock Market Index, Russell 2000 and an unpublished data comprised of Botanical and Dietary Supplements Sector of the Natural Business Composite Index (the "Peer Group Index"). This information has been provided to the Company by Research Data Group, Inc. Since the Company discontinued its pharmaceutical business and shifted its focus to the botanical dietary supplements starting February 1999, the Company added the Russell 2000 and a new Peer Group Index. The Company intends to replace the Chase H&Q Biotechnology Index and Nasdaq Total U.S. Stock Market Index with the Peer Group Index and Russell 2000 in future filings. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of the Common Stock.


                        COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                              Among Shaman Pharmaceuticals, Inc.,
                              The Chase H&Q Biotechnology Index,
                            The Nasdaq Stock Market - U.S. Index,
                              Russell 2000 and Peer Group Index

                                [Performance Graph Omitted]


                                                         Cumulative Total Return
                                     -------------------------------------------------------------------
                                      12/94       12/95       12/96       12/97       12/98       12/99
                                     -------     -------     -------     -------     -------     -------

   Shaman Pharmaceuticals, Inc.       100.00      165.63      146.88      123.44       47.66        0.01
   Chase H&Q Biotechnology            100.00      170.11      156.95      158.87      241.93      517.14
   Nasdaq Stock Market (U.S.)         100.00      141.34      173.90      213.07      300.44      556.91
   Russell 2000                       100.00      127.49      154.73      203.91      190.76      187.92
   Peer Group                         100.00      122.39      153.12      180.85      124.68       88.35




--------------------------
  * $100 invested on December 31, 1994 in stock or index, including investment of dividends.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those Acts.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who are the beneficial owners of more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership of the Common Stock with the United States Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on its review of the copies of such forms furnished to the Company and the written representations that no other reports were required, during the period from January 1, 1999 to December 31, 1999, all officers, directors and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) requirements, except as noted below. Each of Mr. Israelsen and Mr. White inadvertently failed to timely file their respective Form 3. Each of Mr. Berg, Mr. Bellamy, Mr. Israelsen, Mr. McDade, Mr. Raab, Mr. Titus, Ms. Conte, Dr. Reaven, Dr. King, Dr. Carlson, Dr. Chow and Mr. White inadvertently failed to timely file their respective Form 5. Each of Mr. Berg, Mr. Bellamy, Mr. McDade, Mr. Raab, Mr. Titus, Ms. Conte, Dr. Reaven, Dr. King, Dr. Carlson, Dr. Chow and Mr. White inadvertently missed a filing deadline for Form 4 for an event occurring on February 1, 2000; the required Form 4 will be filed shortly. Mr. Israelsen inadvertently missed a filing deadline for one transaction effected on January 28, 2000; the required Form 4 will be filed shortly.


                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than February 7, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

      In addition, the proxy solicited for the 2000 Annual Meeting will confer discretionary authority to vote on any stockholder proposals presented at that meeting, unless the Company is provided with notice of such proposal no later than April 23, 2001.


                           ANNUAL REPORT ON FORM 10-K

      A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.


                  CHANGES IN THE COMPANY'S INDEPENDENT AUDITORS

      On February 15, 2000, Ernst & Young LLP was dismissed as the Company's independent auditors. The reports of Ernst & Young on the financial statements for December 31, 1998 and 1997 (the two most recent audited fiscal years) contained no adverse opinion or disclaimer of opinion. The report of Ernst & Young for the year ended December 31, 1998 contains an explanatory paragraph with respect to the Company's ability to continue as a going concern as mentioned in Note 1 of the notes to the financial statements. The Company's Board of Directors participated in and approved the decision to hire new independent accountants. In connection with its audits for December 31, 1998 and 1997 (the two most recent audited fiscal years) and subsequent interim periods through February 15, 2000, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused them to make reference thereto in their report on the financial statements for such years. During December 31, 1998 and 1997 (the two most recent audited fiscal years) and subsequent interim periods through February 15, 2000, there have been no reportable events (as defined in Regulation S-K Item 304 (a) (l) (iv). The Company has furnished Ernst & Young with a copy of the disclosure made in the Form 8-K filed with the Securities and Exchange Commission (the "Commission") in connection with the change in its certified public accountants. Ernst & Young furnished the Company with a letter addressed to the Commission stating whether or not it agrees with the statements made in the Form 8-K. A copy of such letter, dated February 18, 2000, is filed as Exhibit 16 to the Form 8-K.

      The Company has elected BDO Seidman, LLP as its new independent accountants as of February 15, 2000. During the two most recent fiscal years and through February 15, 2000, the Company has not consulted with BDO Seidman, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor an oral advice was provided that BDO Seidman, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issued; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a) (I) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a) (l) (iv) of Regulation S-K.


                                  OTHER MATTERS

      The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.



                                          THE BOARD OF DIRECTORS

Dated:  June 6, 2000

                          SHAMAN PHARMACEUTICALS, INC.
                              213 EAST GRAND AVENUE
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 14, 2000

      The undersigned stockholder of Shaman Pharmaceuticals, Inc., a Delaware Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 6, 2000, and hereby appoints Lisa A. Conte and G. Kirk Raab, and each of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned, to vote all shares of the capital stock the Company, and otherwise represent all of the shares registered in the name of the undersigned at the 2000 Annual Meeting of Stockholders of the Company to be held at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California, 94080 on Friday, July 14, 2000 at 9:00 A.M. Pacific Time, and at any and all postponements, continuations or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat, as set forth below and in their discretion upon any other business that may properly come before the meeting.

      Attendance of those signing on the reverse side at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall affirmatively indicate thereat the intention of those signing on the reverse side to vote said shares in person. If those signing on the reverse side hold(s) any of the shares of capital stock of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by those signing on the reverse side in every such capacity as well as individually.

      IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF.

 PROPOSAL 1:To elect two Class I directors of the Company pursuant to Delaware law and the classified Board provisions of the Company's Amended and Restated Certificate of Incorporation to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected; and to elect five directors of the Company pursuant to California Law, whether by cumulative voting or otherwise, to serve until the next Annual Meeting of Stockholders and until their successors are elected.

                 SLATE 1                                  SLATE 2

  NOMINEES FOR A TWO-YEAR TERM EXPIRING         NOMINEES FOR A ONE-YEAR TERM
       AT THE 2002 ANNUAL MEETING            EXPIRING AT THE 2001 ANNUAL MEETING
 ---------------------------------------   -------------------------------------
             Lisa A. Conte                           Lisa A. Conte

             Nezam Tooloee                           Nezam Tooloee

                                                     G. Kirk Raab

                                                     M. David Titus

                                                    Loren D. Israelsen

|_| WITH AUTHORITY to vote for the SLATE 1 nominees

|_| WITHHOLD AUTHORITY as to the SLATE 1 nominees

|_| WITH AUTHORITY to vote for the SLATE 2 nominees listed above (except as marked below)

|_| WITHHOLD AUTHORITY as to the following SLATE 2 nominees:
To withhold authority to vote for any Slate 2 Nominee(s) write such nominee(s) name(s) below:
--------------------------------------------------------------------------------

PROPOSAL 2: To ratify the appointment of BDO Seidman LLP as independent auditors for the Company for the fiscal year ending December 31, 2000 (check one box).

      |_|   For               |_|   Against              |_|   Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS MADE AS TO ANY INDIVIDUAL ITEM HEREIN, IT IS INTENDED THAT SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR THE OTHER PROPOSALS SPECIFIED HEREIN.

      BOTH OF SAID ATTORNEYS AND PROXIES OR THEIR SUBSTITUTES AS SHALL BE PRESENT AND ACT AT THE MEETING, OR IF ONLY ONE BE PRESENT AND ACT THEN THAT ONE, SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF BOTH OF SAID ATTORNEYS AND PROXIES HEREUNDER.

      The undersigned hereby acknowledges receipt of (a) the Notice of Annual Meeting of Stockholders to be held on July 14, 2000 and (b) the accompanying Proxy Statement.

      WITNESS the signature of the undersigned this __________ day of __________, 2000.




                                    ____________________________________________

                                    ____________________________________________


                                    SIGNATURE(S)

                                    Please sign this proxy exactly as your name appears hereon: joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

      Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

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